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                                                                    EXHIBIT 10.2
                                    AMENDMENT

      THIS AMENDMENT is made as of the 31st day of July, 2003, between General Electric Capital Corporation ("Secured Party") and ChromaVision Medical Systems, Inc. ("Debtor") in connection with that certain Master Security Agreement, dated as of July 15, 2003 ("Agreement"). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. Section references below refer to the section numbers of the Agreement. The Agreement is hereby amended as follows:

      2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

      Subsection (m) is hereby added to and made a part of the Agreement and reads as follows:

      "(m) Debtor's Intellectual Property, as defined in Section 7 below, is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens as defined in subsection (k) of this Section."

      3. COLLATERAL.

      Subsection (a) is hereby replaced with the following:

      "(a) Except for the leasing, sale and placement of equipment to Debtor's customers in the Ordinary Course of Business and until the declaration of any default, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party's security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral. Ordinary Course of Business is defined as the Debtor's business of leasing certain proprietary medical devices for testing purposes to qualified third party users, such as pathology laboratories, hospitals, clinics, research facilities and companies involved in the discovery and development of therapeutic applications for diseases; the sale, from time to time, of individual units of inventory, whether new or coming off lease; and the sale or placement, from time to time, of inventory units, whether in whole or part, with research facilities and biotechnology companies considered key to promoting the benefits and reputation of the Debtor's products and intellectual property; except that such sales and placements shall not be of such extent as to materially erode Secured Party's overall collateral base."

      Subsection (c) is hereby replaced with the following:

      "(c) Except for the leasing, sale and placement of equipment to Debtor's customers in the Ordinary Course of Business, Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair),
      (ii) remove any of the Collateral from the continental United States, or
      (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral."

      Subsection (g) is hereby added to and made a part of the Agreement and reads as follows:

      "(g) Debtor agrees to comply with Secured Party's request for collateral monitoring of customer contracts in addition to contract audits. Debtor agrees to pay to Secured Party the
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      collateral monitoring fees of $5,000. for year one, $5,000 for year two and $6,250. for year three with such payment made in advance at the appropriate anniversary date of the first funding. In addition, Debtor agrees to pay Secured Party an audit fee of $500. per person, per day for auditing of the Debtor's contracts, receivables, and inventory."

      5. REPORTS.

      Subsection (b) is hereby replaced with the following:

      "(b) Debtor will deliver to Secured Party financial statements and reports as follows.

      - quarterly unaudited statements and annual audited statements, certified by a recognized firm of certified public accountants, within 15 days after the statements are provided to the Securities and Exchange Commission ("SEC"). All such statements are to be prepared using generally accepted accounting principles ("GAAP") and, if Debtor is a publicly held company, are to be in compliance with SEC requirements.

      - Monthly aging of receivable balances, by in-service contract, within 15 days of month end.

      - Monthly report on location of ACIS and ACCESS units within 15 days of month end.

      - Monthly listing of cancelled contracts by name, location and reason within 15 days of month end.

      All reports will be blanket certified on a monthly basis by Debtor's Chief Financial Officer."

      7. DEFAULT AND REMEDIES.

      Subsection (a) is hereby replaced with the following:

      "(a) Debtor shall be in default under this Agreement and each of the other Debt Documents if:

      (i) Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents and fails to cure the breach within ten (10) days;

      (ii) Except for the leasing, sale and placement of equipment to Debtor's customers in the Ordinary Course of Business, Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

      (iii) Debtor breaches any of its insurance obligations under Section 4, and fails to cure any breach within thirty (30) days after written notification of same from an insurer;

      (iv) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

      (v) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;

      (vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of
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      Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

      (vii) Debtor breaches or is in default under any other agreement between Debtor and Secured Party, and fails to cure the breach within thirty (30) days of its occurrence;

      (viii) Debtor dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;


      (ix) A receiver is appointed for all or of any part of the property of Debtor, or Debtor makes any assignment for the benefit of creditors;

      (x) Debtor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor and is not dismissed within forty-five (45) days;

      (xi) Debtor's improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

      (xii) Debtor defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any lease agreement;

      (xiii) At any time during the term of this Agreement Debtor sells more than 50% of its interest in the company to another corporation or business or all or substantially all of its assets without Secured Party's prior written consent;

      (xiv) There is a material adverse change in the Debtor's financial condition;

      (xv) Debtor or other obligor for any of the Indebtedness sells, transfers, assigns, mortgages, pledges, leases, grants a security interest in or encumbers any or all of Debtor's Intellectual Property now existing or hereafter acquired. Intellectual Property shall consist of but not be limited to any and all owned or licensed patents, trademarks and copyrights. For purposes of this paragraph xv, licenses or sublicenses by the Debtor of its Intellectual Property as part of a research and development or similar arrangement shall be excluded. Debtor shall provide Lessor with a listing of licenses and sublicenses granted to third parties within fifteen (15) days of receipt of written request;

      (xvi) Debtor fails to comply with any of the financial covenants set forth in that certain Financial Covenants Addendum No. 1 to the Agreement; or

      (xvii) Debtor changes the terms of the lockbox agreement with Comerica Bank - California or moves the lockbox account without Secured Party's prior written consent, which consent will not be unreasonably withheld."

      Subsection (b) is hereby replaced with the following:

      "(b) If Debtor is in default, the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law."
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      Subsection (h) is hereby added to and made a part of the Agreement and reads as follows:

      "(h) In the event a default has occurred under subsection (a)(xvi) above, Secured Party shall be entitled to receive the proceeds associated with a sale of the Intellectual Property up to the balance of the Indebtedness and prior to the payment of any other creditor or party."

      TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT, THEN THIS AMENDMENT SHALL CONTROL.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment simultaneously with the Agreement by signature of their respective authorized representative set forth below.

GENERAL ELECTRIC CAPITAL CORPORATION          CHROMAVISION MEDICAL SYSTEMS, INC.

By: /s/ JOHN EDEL                             By: /s/ STEPHEN T.D. DIXON

Name: John Edel                               Name: Stephen T.D. Dixon

Title: SVP                                    Title: EVP and CFO